EXHIBIT 99.3

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

Purchase and Sale Agreement (this “Agreement”), dated as of March 12, 2013, among General Atlantic Partners (Bermuda), L.P., a Bermuda limited partnership (“GAP LP”), GAP-W International, LLC, a Delaware limited liability company (“GAP-W”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), GapStar, LLC, a Delaware limited liability company (“GapStar”) and GAPCO GmbH & Co. KG, a German limited partnership (together with GAP LP, GAP-W, GAP Coinvestments III, GAP Coinvestments IV and GapStar, each a “Seller,” and collectively, the “Sellers”), and Steve Bishop (the “Purchaser”).

WHEREAS, each of the Sellers wishes to sell, and the Purchaser wishes to purchase, American Depositary Shares (the “Shares”), of Vimicro International Corporation, a company incorporated and existing under the laws of the Cayman Islands (the “Company”), set forth opposite the name of such Seller on Schedule 1 hereto on the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

SECTION I
PURCHASE AND SALE OF SHARES

1.01     Sale of Shares.  Each Seller hereby agrees to sell to the Purchaser, on the Closing Date (as defined below), the aggregate number of Shares set forth opposite the name of such Seller on Schedule 1 hereto, and the Purchaser agrees to purchase from the Sellers, on the Closing Date, the aggregate number of Shares set forth opposite the name of such Seller on Schedule 1 hereto.

1.02     Purchase Price.  In full consideration of the sale of the Shares by the Sellers, the Purchaser shall pay to each Seller on the Closing Date the purchase price set forth opposite the name of such Seller on Schedule 1 hereto (which is equal to US$1.70 per Share) (such aggregate amount payable to all of the Sellers, the “Purchase Price”).  The portion of the Purchase Price payable by the Purchaser shall be paid by the wire transfer of immediately available funds to the account of GAP LP set forth on Schedule 1.  Each Seller (other than GAP LP) hereby directs the Purchaser to wire its share of the Purchase Price set forth opposite its name on Schedule 1 to such account on behalf of such Seller.

1.03     Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at 1:00 p.m., New York time on the date hereof, or at such other time, date and place as the parties hereto may agree (the “Closing Date”).  At the Closing, the Sellers will deliver to the Purchaser share transfer form(s) with respect to the Shares being sold by the Sellers to the Purchaser pursuant to this Agreement, against payment to the Sellers of the Purchase Price as set forth on Schedule 1 hereto and in accordance with Section 1.02 of this Agreement.

SECTION II
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

In order to induce the Sellers to sell the Shares, the Purchaser represents and warrants to the Sellers as follows:

2.01     Existence.  The Purchaser is duly organized and validly existing under the laws of the jurisdiction of its formation, and has full power and authority to purchase the Shares being sold by the Sellers and to enter into and perform its obligations under this Agreement.

2.02     Authorization.  The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Purchaser.  No consent, approval, license from, or exemption of, and no registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, or any other party, which has not been obtained as of this date, is or will be necessary for the valid execution and delivery by the Purchaser of this Agreement, or the consummation by the Purchaser of the transactions contemplated by this Agreement.

2.03     No Conflict with Other Instruments.  Neither the execution and delivery by the Purchaser of this Agreement, the consummation by the Purchaser of the transactions contemplated by this Agreement, nor the compliance by the Purchaser with the terms and conditions of this Agreement, will (a) violate any provision of the Purchaser’s organizational documents, as amended to date; (b) violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which the Purchaser is bound; or (c) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound.

2.04     Validity and Binding Effect.  This Agreement has been duly and validly executed and delivered by the Purchaser; and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforceability of creditors’ rights generally, or by general principles of equity.

2.05     Litigation.  There is no (a) action, suit, claim, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against or affecting, the Purchaser, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Purchaser, or (c) governmental inquiry pending, or to the Purchaser’s knowledge threatened, against or affecting the Purchaser, any of which would invalidate or prevent the performance by the Purchaser of the transactions contemplated by this Agreement.

2.06     Purchase for Own Account.  The Shares to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction.  The Purchaser understands and agrees that such Shares have not been registered under the Securities Act of 1933 (the “Securities Act”) and are “restricted securities” within the meaning of Rule 144 under the Securities Act; and that the Shares cannot be sold, transferred or otherwise disposed of except in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect.  The Purchaser agrees to the imprinting of a legend on certificates representing all of the Shares to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

2.07     Restricted Securities.  The Purchaser understands that the Shares will not be registered at the time of their sale under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to the so-called “Section 4(1)(½) exception” and that the reliance of the Sellers on such exemption is predicated in part on the Purchaser’s representations set forth herein.

2.08     Accredited Investor.  The Purchaser is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

2.09     No Other Representations or Warranties.  Except for the representations and warranties contained in this Section II, the Purchaser makes no express or implied representation or warranty to the Sellers.

SECTION III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

In order to induce the Purchaser to purchase the Shares, each of the Sellers represents and warrants, severally and not jointly, to the Purchaser as follows:

3.01     Existence.  Such Seller is duly organized and validly existing under the laws of the jurisdiction of its formation, and has full power and authority to sell the Shares being sold by such Seller and to enter into and perform its obligations under this Agreement.

3.02     Authorization.  The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary partnership action on the part of such Seller.  No consent, approval, license from, or exemption of, and no registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, or any other party, which has not been obtained as of this date, is or will be necessary for the valid execution and delivery by such Seller of this Agreement, or the consummation by such Seller of the transactions contemplated by this Agreement.

3.03     No Conflict with Other Instruments.  Neither the execution and delivery by such Seller of this Agreement, the consummation by such Seller of the transactions contemplated by this Agreement, nor the compliance by such Seller with the terms and conditions of this Agreement, will (a) violate any provision of such Seller’s organizational documents, as amended to date; (b) violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which such Seller is bound; (c) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which such Seller is a party or by which such Seller is bound; or (d) result in the creation or imposition of any security interest, lien or other encumbrance upon the Shares being sold by such Seller under any contract, agreement, arrangement, commitment or restriction of any kind to which such Seller is a party or by which such Seller is bound.

3.04     Validity and Binding Effect.  This Agreement has been duly and validly executed and delivered by such Seller; and this Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforceability of creditors’ rights generally, or by general principles of equity.

3.05     Litigation.  There is no (a) action, suit, claim, proceeding or investigation pending or, to such Seller’s knowledge, threatened against or affecting, the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to such Seller, or (c) governmental inquiry pending, or to the Seller’s knowledge threatened, against or affecting such Seller, any of which would invalidate or prevent the performance by such Seller of the transactions contemplated by this Agreement.

3.06     Title to Shares.  Such Seller owns the Shares being sold by such Seller to the Purchaser free and clear of all liens, other than restrictions imposed under applicable securities laws and restrictions created by the Purchaser.  Upon the Purchaser’s payment to such Seller of the Purchase Price for the Shares, the Purchaser will acquire such Shares free and clear of all liens, other than restrictions imposed under applicable securities laws and restrictions created by the Purchaser.

3.07     Private Offering.  No form of general solicitation or general advertising was used by such Seller or its representatives in connection with its sale of the Shares.

3.08     No Other Representations or Warranties.  Except for the representations and warranties contained in this Section III, such Seller makes no express or implied representation or warranty to the Purchaser.

SECTION IV
MISCELLANEOUS

4.01     Survival.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of 12 months after the Closing.  All covenants and other agreements of the parties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby until fully performed or fulfilled.

4.02     Agreement; Amendments.  This Agreement, together with the schedule hereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements between them, whether written or oral, with respect to its subject matter.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Purchaser or the Sellers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto and (ii) only in the specific instance and for the specific purpose for which made or given.  None of the Purchaser or the Seller shall assign any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

4.03     Fees and Expenses.  Each of the parties hereto shall pay its own fees and expenses incurred in connection with this Agreement or otherwise.

4.04     Public Announcements.  Except as required by law or regulation, no party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such announcement.

4.05     Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, email, courier service or personal delivery:

if to the Sellers:

c/o General Atlantic Service Company, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Telecopy: (917) 206-1944
Attention: David A. Rosenstein
Email: DRosenstein@generalatlantic.com

with a copy to:

Paul Weiss Rifkind Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telecopy: (212) 757-3990
Attention: John C. Kennedy
Email: jkennedy@paulweiss.com

if to the Purchaser:

RS Investments
388 Market Street
San Francisco, CA 94111
Telecopy: (415) 591-2854
Attention: Steve Bishop
Email: sbishop@rsinvestments.com

4.06     Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

4.07     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

4.08     GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER IT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE RULES AND PRINCIPLES OF CONFLICTS OF LAWS THEREOF.  The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, actin or proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08.

4.09     Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

4.10     Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by email or facsimile is to be treated as an original document.

4.11     Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

General Atlantic Partners (Bermuda), L.P
By: General Atlantic GenPar (Bermuda), L.P.,
its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAP-W International, LLC

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAP Coinvestments III, LLC
By: General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP Coinvestments IV, LLC
By: General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GapStar, LLC

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAPCO GmbH & Co. KG
By: GAPCO Management GMBH,
its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

/s/ Steve Bishop
Steve Bishop